SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section)240.14a-11(c) or (section)240.14a-12


                             Erie Indemnity Company
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act
          Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              -------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              -------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (Set forth the amount on which the filing fee is calculated and state how it was determined):

              -------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              -------------------------------------------

         5)   Total fee paid:

              -------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

[LOGO]

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999

     To the Holders of Class A Common Stock and Class B Common Stock of ERIE INDEMNITY COMPANY:

         The Annual Meeting of Shareholders of Erie Indemnity Company (the "Company") will be held at 3:00 p.m., local time, on Tuesday, April 27, 1999, at the Auditorium of the F. W. Hirt--Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

         1. To elect 11 Directors of the Company to serve until the Company's 2000 Annual Meeting of Shareholders and until their successors are elected;

         2. To ratify the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1999; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

         The Board of Directors has fixed the close of business on Thursday, March 18, 1999 as the record date for the determination of the holders of Class B Common Stock entitled to notice of and to vote at the Annual Meeting. Holders of Class A Common Stock do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

         In the event that the Annual Meeting is adjourned, pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law (the "BCL"), those shareholders entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of shareholders present at such adjourned meeting constitute less than a quorum as fixed in the Company's Bylaws.

         For purposes other than the election of directors, pursuant to Section 1756(b)(2) of the BCL, notice is hereby given that those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, shall constitute a quorum for acting upon any matter set forth in this notice even though the number of shareholders present at such adjourned meeting is less than a quorum as fixed in the Company's Bylaws.

                                                       (OVER)

         A copy of the Company's Annual Report for the year ended December 31, 1998 and this Notice are being mailed to holders of Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock will also receive a form of Proxy and a Proxy Statement in accordance with Securities and Exchange Commission ("SEC") rules.

         Holders of Class B Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend the Annual Meeting in person.
                                            By Order of the Board of Directors,

                                            /s/ Jan R. Van Gorder

                                            Jan R. Van Gorder,
                                            Senior Executive Vice President,
                                            Secretary and General Counsel
     April 1, 1999
     Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                            100 Erie Insurance Place
                            Erie, Pennsylvania 16530

                                 PROXY STATEMENT

         This Proxy Statement, and the form of proxy enclosed herewith, which are first being mailed to the holders of Class B Common Stock of Erie Indemnity Company (the "Company") on or about April 1, 1999, are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, April 27, 1999 and at any adjournment, postponement or continuation thereof (the "Annual Meeting"), at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530.

         Shares of Class B Common Stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the holders of Class B Common Stock. Any proxy representing shares of Class B Common Stock not specifying to the contrary will be voted for the election of the nominees for director named below and for the ratification of the selection of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1999. A holder of Class B Common Stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation, by furnishing a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class B Common Stock in their names or in the names of nominees for their reasonable expenses in sending proxy material to beneficial owners.

         Only holders of Class B Common Stock of record at the close of business on March 18, 1999 will be entitled to vote at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote. Except as may be otherwise provided in Sections 1756(b)(1) and (2) of the BCL in the case of adjourned meetings, a majority of the outstanding shares of Class B Common Stock will constitute a quorum at the Annual Meeting for the election of directors and for ratification of the selection of independent auditors. Cumulative voting rights do not exist with respect to the election of directors. The 11 nominees for director receiving the highest number of votes cast by the holders of Class B Common Stock in person or by proxy at the Annual Meeting will be elected as directors. Ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1999 will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Class B

     Common Stock. Shares of Class B Common Stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting.

         As of the close of business on March 18, 1999, the Company had outstanding 66,928,705 shares of Class A Common Stock, which are not entitled to vote on any of the matters to be acted upon at the Annual Meeting, and 3,070 shares of Class B Common Stock which have the exclusive right to vote on all matters to be acted upon at the Annual Meeting.

         The H.O. Hirt Trusts collectively own 2,340 shares of Class B Common Stock, which, because such shares represent 76.22% of the outstanding shares of Class B Common Stock, is sufficient to determine the outcome of any matter submitted to a vote of the holders of the Class B Common Stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. The trustees of the H.O. Hirt Trusts as of the record date for the Annual Meeting are F. William Hirt, Susan Hirt Hagen and Bankers Trust Company ("Bankers Trust"). Under the provisions of the H.O. Hirt Trusts, the shares of Class B Common Stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 11 nominees for director named below and for ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1999, such nominees will be elected as directors of the Company and the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1999 will be ratified, even if all shares of Class B Common Stock other than those held by the H.O. Hirt Trusts are not voted for such nominees or for such ratification. The Company has not been advised at this time, however, how the trustees of the H.O. Hirt Trusts intend to vote at the Annual Meeting.

         Reference is made to "Legal Proceedings" in this Proxy Statement regarding litigation involving the H.O. Hirt Trusts.

         The Company is a Pennsylvania business corporation formed in 1925 to be the attorney-in-fact for Erie Insurance Exchange (the "Exchange"), a Pennsylvania-domiciled reciprocal insurance exchange. The Company's principal business activity consists of management of the Exchange. The Company is also engaged in the property/casualty insurance business through its wholly-owned subsidiaries, Erie Insurance Company ("Erie Insurance Co."), Erie Insurance Company of New York ("Erie NY") and Erie Insurance Property & Casualty Company ("EI P&C") and through its management of Flagship City Insurance Company ("Flagship"), a subsidiary of the Exchange. In addition, the Company holds investments in both affiliated and unaffiliated entities, including a 21.6% common stock interest in Erie Family Life Insurance Company ("EFL"), a life insurance company of which 52.2% is owned by the Exchange.

                          BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of February 26, 1999 the amount and percentage of the outstanding Class A Common Stock and Class B Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Class A Common Stock or Class B Common Stock, (ii) each director and nominee for director, (iii) each current executive officer named in the Summary Compensation Table and (iv) all named executive officers and directors of the Company as a group.



                                    Shares of                 Percent of        Shares of        Percent of
                                    Class A                   Outstanding       Class B          Outstanding
                                    Common                    Class A           Common           Class B
                                    Stock                     Common            Stock            Common
     Name of Individual             Beneficially              Stock(3)          Beneficially     Stock(3)
     or Identity of Group           Owned(1)(2)                                 Owned(1)(2)
     --------------------------------------------------------------------------------------------------------

     5% Holders:

     Black Interests Limited          8,726,250               13.02%              390            12.70%
     Partnership(4)
         Erie, Pennsylvania

     Samuel P. Black & Associates,       24,000                 ---               ---              ---
     Inc.(4)
         Erie, Pennsylvania

     Samuel P. Black, III(4)            129,750                 ---                20              ---
         Erie, Pennsylvania

     Hagen Family Limited            10,092,900               15.06                 1              ---
     Partnership(5)(6)
         Erie, Pennsylvania

     Susan Hirt Hagen (5)(6)(7)       6,658,800                9.93                12              ---
         Erie, Pennsylvania

     H.O. Hirt Trusts (5)(7)                ---                 ---             2,340            76.22
         Erie, Pennsylvania

     Hirt Family Limited             11,830,000               17.65               ---              ---
     Partnership(8)
         Erie, Pennsylvania

     F. William Hirt (7)(8)           1,861,287                2.78                20              ---
         Erie, Pennsylvania

     Estate of Edward B. Young        3,557,440                5.31               180             5.86
         Erie, Pennsylvania



                                    Shares of                 Percent of        Shares of        Percent of
                                    Class A                   Outstanding       Class B          Outstanding
                                    Common                    Class A           Common           Class B
                                    Stock                     Common            Stock            Common
     Name of Individual             Beneficially              Stock(3)          Beneficially     Stock(3)
     or Identity of Group           Owned(1)(2)                                 Owned(1)(2)
     --------------------------------------------------------------------------------------------------------

     Directors (9):

     Peter B. Bartlett                    3,000                ---                ---              ---
     J. Ralph Borneman, Jr.              60,000                ---                ---              ---
     Patricia A. Goldman                  1,650                ---                ---              ---
     Edmund J. Mehl                      10,545                ---                ---              ---
     Stephen A. Milne                    24,281                ---                ---              ---
     John M. Petersen(10)             2,557,402                3.82%                1              ---
     Jan R. Van Gorder                  144,090                ---                  1              ---
     Harry H. Weil                          300                ---                ---              ---

     Executive Officers (11):

     John J. Brinling, Jr.               14,044                ---                ---              ---
     Philip A. Garcia                    90,365                ---                ---              ---
     Douglas F. Ziegler                 105,876                ---                ---              ---
     All Directors and Executive     42,334,540               63.16%            2,785            90.72%
         Officers as a Group (14 persons)
     -----------------


        (1)   Information furnished by the named persons.

        (2)   Under  the  rules  of  the  SEC,  a  person  is  deemed  to be the beneficial owner of securities if he has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person's spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A Common Stock and Class B Common Stock over which the named individuals, individually or together, share voting power or investment power, adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons and to reflect shares as to which the named individuals disclaim beneficial ownership. The table does not reflect shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, each of which is currently convertible into 2,400 shares of Class A Common Stock.

        (3)   Less than 1% unless otherwise indicated.

        (4) Samuel P. Black, III is President of Samuel P. Black & Associates. Samuel P. Black, III is the managing general partner and a limited partner of Black Interests Limited Partnership. Samuel P. Black, III has the right to vote the shares held by Samuel P. Black & Associates and Black Interests Limited Partnership. Samuel P. Black, III has sole voting power over 129,750 shares of Class A Common Stock and 10 shares of Class B Common Stock he owns directly and also has voting power over 10 shares of Class B Common Stock owned by his father Samuel P. Black, Jr. for whom he holds a durable power of attorney.

        (5) Susan Hirt Hagen and her husband, Thomas B. Hagen, are limited partners of this partnership. Mr. Hagen is the general partner of the partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of Class A Common Stock and Class B Common Stock which Susan Hirt Hagen and Thomas B. Hagen together could be deemed beneficially to have is 16,756,800 shares of Class A Common Stock, or 25.0% of the outstanding shares of Class A Common Stock, and 1,186 shares of Class B Common Stock, or 38.6% of the outstanding shares of Class B Common Stock. Mr. and Mrs. Hagen together could also be deemed the beneficial owners of an additional 2,846,400 shares of Class A Common Stock issuable upon the conversion of the 1,186 shares of Class B Common Stock they together could be deemed to own beneficially. If all 1,186 shares of Class B Common Stock Mr. and Mrs. Hagen together could be deemed to own beneficially were converted into Class A Common Stock, the maximum beneficial ownership of Class A Common Stock that Mr. and Mrs. Hagen together could be deemed to have would be 19,603,200 shares of Class A Common Stock, or 28.06% of the then outstanding shares of Class A Common Stock. Thomas B. Hagen disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by Susan Hirt Hagen.

        (6) Excludes 5,100 shares of Class A Common Stock and 3 shares of Class B Common Stock of the Company owned by Thomas B. Hagen, the husband of Susan Hirt Hagen. Mrs. Hagen disclaims beneficial ownership of these shares.

        (7) There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt and one for the benefit of Susan Hirt Hagen. Each of the H.O. Hirt Trusts is the record owner of 1,170 shares of Class B Common Stock, or 38.11% of the outstanding shares of Class B Common Stock. The trustees of the H.O. Hirt Trusts are F. William Hirt, Susan Hirt Hagen and Bankers Trust. Mr. Hirt and Mrs. Hagen, who are brother and sister, are each the beneficial owner of 1,170 shares of Class B Common Stock held by the H.O. Hirt Trusts.

        (8) F. William Hirt is the general partner of this partnership and has the sole right to vote such shares. Under the rules of the SEC described in footnote (2), the maximum beneficial ownership of Class A Common Stock and Class B Common Stock which F. William Hirt could be deemed beneficially to have is 13,691,287 shares of Class A Common Stock, or 20.4% of the outstanding shares of Class A Common Stock, and 1,190 shares of Class B Common Stock, or 38.8% of the outstanding shares of Class B Common Stock. F. William Hirt could also be deemed the beneficial owner of an additional 2,856,000 shares of Class A Common Stock issuable upon the conversion of the 1,190 shares of Class B Common Stock he is deemed to own beneficially. If all 1,190 shares of Class B Common Stock F. William Hirt could be deemed to own beneficially were converted into Class A Common Stock, the maximum beneficial ownership of Class A Common Stock that F. William Hirt could be deemed to have would be 16,547,287 shares of Class A Common Stock, or 23.7% of the then outstanding shares of Class A Common Stock.

        (9)   Excludes directors listed under "5% Owners."

       (10) Mr. Petersen disclaims beneficial ownership of 120,000 shares of Class A Common Stock owned by his wife, Gertrude E. Petersen, which have not been included in the total listed herein. However, these totals include 200,000 shares held in the Petersen Family Limited Partnership for which John Petersen is the general partner and retains the right to vote such shares.

       (11)   Excludes executive officers listed under "Directors."

     Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own 10% or more of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the SEC. Based upon written representations received by the Company from its officers and directors and 10% or greater shareholders, and the Company's review of the monthly statements of changes of ownership filed with the Company by its officers and directors and 10% greater shareholders during 1998, the Company believes that all such filings required during 1998 were made on a timely basis.

                              ELECTION OF DIRECTORS

     Nominees for Election

         The Company's Bylaws provide that the Board of Directors shall consist of not less than 7, nor more than 16 directors, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has set, by resolution, the number of directors at 11.

         In 1998, the Board of Directors consisted of 12 persons, each of whom was elected to serve until the 1999 annual meeting of shareholders and until his or her successor has been duly elected.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then remaining in office until the next succeeding annual meeting of the Company's shareholders.

         The Nominating Committee of the Board of Directors will consider written nominations for candidates for nomination for election as directors from the holders of Class B Common Stock. Any such nomination should be sent to the Company at its principal executive offices to the attention of the corporate secretary, and such nomination must set forth the name, age, address and principal occupation or employment of each such nominee and the number of shares of Class A Common Stock and Class B Common Stock owned by such nominee.

         The  names  of  the  nominees  for  director,   together  with  certain
     information regarding them, are as follows:


                                       Age   Principal Occupation for Past
                                      As of  Five Years and Positions with                        Director
     Name                            4/1/99  the Erie Insurance Group                               Since
     ------------------------------------------------------------------------------------------------------

     Peter B. Bartlett (3C)(4)(6)    65      Partner, Brown Brothers Harriman                     1994
                                             & Co. since 1974; Director, the Company,
                                             EFL, Erie Insurance Co. and Kennametal, Inc.

     Samuel P. Black, III (2)(4)(5)  57      President, Treasurer and Secretary, Samuel P.        1997
                                             Black & Associates, Inc., insurance agency;
                                             Director, the Company, Erie Insurance Co.,
                                             EFL, Flagship and EI P&C.

     J. Ralph Borneman, Jr.,CIC      60      President and Chief Executive Officer, Body-         1992
     (3)(4)                                  Borneman Associates, Inc., insurance agency;
                                             President, Body-Borneman, Ltd. and Body-
                                             Borneman Inc., insurance agencies; Director,
                                             the Company, EFL, Erie Insurance Co., Erie NY
                                             and National Penn Bancshares.

     Patricia A. Goldman (2)(4C)     57      Retired; Senior Vice President for                   1994
                                             Communications, USAir, Inc. from 1988
                                             to 1994; Director, the Company, EFL,
                                             Erie Insurance Co. and Crown Central
                                             Petroleum Company.

                                       9


                                       Age   Principal Occupation for Past
                                      As of  Five Years and Positions with                        Director
     Name                            4/1/99  the Erie Insurance Group                              Since
     --------------------------------------------------------------------------------------------------------

     Susan Hirt Hagen (1)(5C)        63      Managing Partner, Hagen, Herr & Peppin,              1980
                                             Group Relations Consultants, since 1990;
                                             Director, the Company, EFL and Erie Insurance
                                             Co. since 1980; Director, EI P&C, Flagship and
                                             Erie NY since 1995.

     F. William Hirt, CPCU (1C)      73      Chairman of the Board of the Company, EFL,           1965
                                             Erie Insurance Co., EI P&C and Flagship since
                                             September 1993; Chairman of the Board of Erie NY
                                             since April 1994; Chairman of the Executive
                                             Committee of the Company and EFL since November
                                             1990; Interim President and Chief Executive Officer
                                             of the Company, EFL, Erie Insurance Co., EI P&C,
                                             Flagship and Erie NY from January 1, 1996 to
                                             February 12, 1996; Chairman of the Board, Chief
                                             Executive Officer and Chairman of the Executive
                                             Committee of the Company, EFL and Erie Insurance Co.
                                             for more than five years prior thereto; Director,
                                             the Company, EFL, Erie Insurance Co., Erie NY,
                                             EI P&C and Flagship.

     Edmund J. Mehl (1)(2C)          75      Retired Chairman and Chief Executive Officer,        1969
                                             Dispatch Printing, Inc.; Director, the Company,
                                             EFL, EI P&C, Flagship, Erie Insurance Co. and
                                             ERIE NY.

     Stephen A. Milne, CIC (1)(6)    50      President, Chief Executive Officer and a Director    1996
                                             of the Company, EFL and Erie Insurance Co. since
                                             February 12, 1996 and President and Chief Executive
                                             Officer of Flagship, EI P&C and Erie NY since
                                             March 11, 1996; Executive Vice President Insurance
                                             Operations of the Company, Erie Insurance Co.,
                                             Flagship, EI P&C and Erie NY January 11, 1994-
                                             February 12, 1996.  Owner, Bennett-Damascus
                                             Insurance Agency March 1991-December 31, 1993;
                                             Senior Vice President-Agency Division, the Company,
                                             EFL and Erie Insurance Co. 1988-1991; Director,
                                             Flagship and EI P&C, since 1996 and Director,
                                             Erie NY since 1994.


                                       Age   Principal Occupation for Past
                                      As of  Five Years and Positions with                        Director
     Name                            4/1/99  the Erie Insurance Group                              Since
     -------------------------------------------------------------------------------------------------------

     John M. Petersen (1)(6)         70      Retired President and Chief Executive Officer of     1979
                                             the Company, EFL, Erie Insurance Co., Flagship,
                                             EI P&C 1993-1995 and Erie NY 1994-1995; President,
                                             Treasurer and Chief Financial Officer of the
                                             Company, Erie Insurance Co. and EFL from November
                                             1990 and of Flagship and EI P&C from 1992 and 1993,
                                             respectively, to September 1993; President,
                                             Treasurer and Chief Financial Officer of EFL and
                                             Executive Vice President, Treasurer and Chief
                                             Financial Officer of the Company and Erie Insurance
                                             Co. for more than five years prior thereto; Director,
                                             the Company, EFL, Erie Insurance Co., Flagship,
                                             EI P&C, Erie NY and Spectrum Control.

     Jan R. Van Gorder, Esq. (1)     51      Senior Executive Vice President, Secretary and       1990
                                             General Counsel of the Company, EFL and Erie
                                             Insurance Co. since 1990, and of Flagship and
                                             EI P&C since 1992 and 1993, respectively and of
                                             Erie NY since April 1994; Senior Vice President,
                                             Secretary and General Counsel of the Company, EFL
                                             and Erie Insurance Co. for more than five years
                                             prior thereto; Director, the Company, EFL, Erie
                                             Insurance Co., Flagship, EI P&C and Erie NY.

     Harry H. Weil, Esq. (2)(3)(6C)  65      Counsel, Reed Smith Shaw & McClay, Attorneys,        1994
                                             since 1998, Partner 1969 to 1997; Director, the
                                             Company, Erie Insurance    Co., EFL and
                                             Calgon Carbon Corporation.

      -------------
     (1) Member of the Executive Committee.
     (2) Member of the Audit Committee.
     (3) Member of the Executive Compensation Committee.
     (4) Member of the Nominating Committee.
     (5) Member of the Charitable Giving Committee.
     (6) Member of Investment Committee.
      C  Designates Committee chairperson.

         The Board of Directors met 7 times in 1998. The standing committees of the Company's Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating Committee, the Charitable Giving Committee and the Investment Committee. The Executive Committee, which met 5 times during 1998, has the authority, subject to certain limitations, to exercise the power of the Board of Directors between regular meetings. The Audit Committee, which met 4 times during

     1998, has responsibility for recommending to the Board of Directors the selection of independent public accountants, reviewing the scope and
     results  of  the  audit  and   reviewing  the  adequacy  of  the  Company's
     accounting, financial, internal and operating controls. The Executive Compensation Committee, which met 3 times during 1998, has responsibility for recommending to the Board of Directors, at least annually, the compensation of the three highest paid officers of the Company and such other officers as the Board of Directors may designate, recommending all forms of direct compensation, including any incentive programs, that would be appropriate for management and employees of the Company and such other responsibilities as the Board of Directors may designate. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation." The Nominating Committee, which met once during 1998, has responsibility in accordance with the requirements of the Pennsylvania Insurance Company Law and the Company's Bylaws for conducting searches for and the nomination of a slate of candidates to stand for election to the Board of Directors at the Company's Annual Meeting of Shareholders and to nominate candidates to fill vacancies on the Board of Directors between annual meetings of shareholders. See also "Legal Proceedings." The Charitable Giving Committee, which met 3 times during 1998, has responsibility for recommending to the Chief Executive Officer charitable gifts by the Company within a budgetary limit established by the Board of Directors. The Investment Committee, which met 2 times in 1998, has responsibility to assist the Company's Board of Directors in its general oversight of the investments of the Company.

         All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company, except that F. William Hirt, Chairman of the Board, Chairman of the Executive Committee and a director, is the brother of Susan Hirt Hagen, a director.

         The Board of Directors recommends a vote FOR all nominees.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during each of the three fiscal years ended December 31, 1996, 1997 and 1998 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 1998 for services rendered in all capacities to the Company, EFL, the Exchange and their subsidiaries and affiliates.

                             SUMMARY COMPENSATION TABLE

                                       Annual Compensation
     ---------------------------------------------------------------------------------------------
     Name and                                                          Other Annual     All Other
     Principal             Year     Salary($)        Bonus($)(1)       Compensa-        Compensa-
     Position                                                          tion($)(2)       tion($)(3)
     ---------------------------------------------------------------------------------------------

     Milne, Stephen A.      1998     587,892          437,391           2,216            66,051
     President and Chief    1997     539,462          174,697           1,014            66,219
     Executive Officer      1996     467,305           39,351           1,014            26,020

     Van Gorder, Jan R.     1998     321,032          143,511           2,268            27,887
     Senior Executive       1997     321,032          103,469           2,268            26,263
     Vice President,        1996     312,555           25,433           1,014            26,431
     Secretary and
     General Counsel

     Brinling, Jr., John J. 1998     224,686          103,143           2,268            25,731
     Executive Vice         1997     214,395           68,733           2,268            27,209
     President              1996     202,126           34,652             946            24,098

     Garcia, Philip A.      1998     224,040           97,910             510            20,677
     Executive Vice         1997     160,703           58,744             383             4,470
     President and Chief    1996     142,255            9,039             332             3,966
     Financial Officer

     Ziegler, Douglas F.    1998     186,880           77,753             923             5,153
     Senior Vice            1997     160,847           53,941             784             4,643
     President, Treasurer   1996     143,184            4,953             732             4,393
     and Chief Investment
     Officer
     ---------------------------------------------------------------------------------------------

         (1) The amounts indicated in the bonus column above represent amounts earned by the named executives during 1998 under the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company by basing a portion of selected employees' compensation on the performance of such employee and the Company. Performance measures are established by the Executive Compensation Committee based on the attainment of individual performance goals and the Company's financial goals compared to a selected peer group. The amounts indicated also include minor perquisites to the named executive officers. In 1998, these amounts were $11,323, $11,095, $11,288, $5,550 and $450 for Messrs. Milne, Van Gorder, Brinling, Garcia, and Ziegler, respectively.

         (2) Amounts indicated in the Annual Compensation column include the premiums for group life insurance policies and supplemental group life insurance policies for the named executive officers.

         (3) Amounts shown include matching contributions made by the Company pursuant to the Employee Savings Plan, premiums paid by the Company on behalf of the named individuals on the split dollar life insurance policies and miscellaneous expense reimbursements. For the year 1998, contributions made to the Employee Savings Plan amounted to $15,507, $10,391, $7,911, $6,559 and $5,153, on behalf of Messrs. Milne, Van Gorder, Brinling, Garcia and Ziegler, respectively. Premiums paid during 1998 for split dollar life insurance policies for Messrs. Milne, Van Gorder, Brinling, Garcia and Ziegler, respectively, were: $50,544, $17,496, $17,820, $14,118 and $0. The
     Company is entitled to recover the premiums from any proceeds paid on such split dollar life insurance policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policies. For the year 1998, no miscellaneous expense reimbursements were incurred for Messrs. Milne, Van Gorder, Brinling, Garcia and Ziegler, respectively.

     Agreements with Executive Officers

         Upon the recommendation of the Executive Compensation Committee of the Company's Board of Directors, the Company entered into employment agreements in December 1997 with the following four senior executive officers of the Company: Stephen A. Milne, President and Chief Executive Officer of the Company; Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel of the Company; Philip A. Garcia, Executive Vice President and Chief Financial Officer of the Company, and John J. Brinling, Jr., Executive Vice President of EFL. At a meeting of the Board of Directors held on March 9, 1999, the Board of Directors extended the term of each executive officer's employment agreement for one year. The employment agreements have the following principal terms:

        (a) A four-year term for Mr. Milne, expiring in December 2002, and for the other executives a two-year term expiring in December 2000, unless the agreement is theretofore terminated in accordance with its terms, with or without cause, or due to the disability or death of the officer or notice of nonrenewal is given by the Company or the executive 30 days before any anniversary date;

        (b) A minimum annual base salary at least equal to the executive's annual base salary at the time the agreement was executed, subject to periodic review to reflect the executive's performance and responsibilities, competitive compensation levels and the impact of inflation;

        (c) The eligibility of the executive under the Company's incentive compensation programs and employee benefit plans;


        (d) The establishment of the terms and conditions upon which the executive's employment may be terminated by the Company and the compensation of the executive in such circumstances. The agreements provide generally, among other things, that if the employment of an executive is terminated without Cause (as defined in the agreement) by the Company or by the executive for Good

              Reason (as defined in the agreement) then the executive shall be entitled to receive: (i) an amount equal to the sum of three times the executive's highest annual base salary during the preceding three years plus an amount equal to three times the total of the executive's highest award during the preceding three years under the Company's Annual Incentive Plan; (ii) any award or other compensation to which the executive is entitled under the Company's Long-Term Incentive Plan; (iii) continuing participation in any employee benefit plans for a period of three years following termination to the extent the executive and his dependents were eligible to participate in such programs immediately prior to the executive's termination and
              (iv) immediate vesting and nonforfeitability of accrued benefits under the Company's Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees ("Supplemental Employee Retirement Plan");

        (e) Provisions relating to confidentiality and nondisclosure following an executive's termination; and

        (f) An agreement by the executive not to compete with the Company for a period of one year following his termination, unless his termination was without Cause.

     Stock Options and Stock Appreciation Rights

         The Company does not have a stock option plan, nor has it ever granted any stock option or stock appreciation right to any of the persons named in the Summary Compensation Table.

     Long-Term Incentive Plan

         The Company has established a Long-Term Incentive Plan that is designed to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company; to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of the shareholders of the Company. The Plan was approved by shareholders in 1997 as a performance-based plan under the Code. Each of the named executives has been granted awards of phantom share units under the Company's Long-Term Incentive Plan based upon a target award calculated as a percentage of the executive's base salary. The total value of any phantom share units will be determined at the end of the performance period based upon the growth in the Company's retained earnings. Each executive will then be entitled to receive restricted shares of Class A Common Stock equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted shares of Class A Common Stock issued to each executive is three years after the end of the performance period. If an executive ceases to be an employee prior to the end of the performance period, the executive forfeits all phantom share units awarded. If an executive ceases to be an employee prior to the end of the vesting period, the executive forfeits all unvested restricted shares previously granted. The following table sets forth target awards granted to the Company's five highest paid executive officers in 1998 for the three-year performance period of 1998 through 2000 and for target awards granted to the Company's five highest paid executive officers in 1997 for the three-year performance period of 1997 through 1999.


                                        LONG TERM INCENTIVE PLAN
                                       AWARDS IN LAST FISCAL YEAR

                                               Performance
                      Number of Shares,       or Other Period
                        Units or Other       Until Maturation         Estimated Future Payouts Under
     Name                 Rights (#)            or Payout               Non-Stock Price Based Plans
     -------------------------------------------------------------------------------------------------
                       Phantom Share Units                              Threshold   Target     Maximum
     -------------------------------------------------------------------------------------------------


     Milne, Stephen A.      45,839              1997-1999                    0     $188,812       (1)
                            76,757              1998-2000                    0     $377,623       (1)

     Van Gorder, Jan R.     27,279              1997-1999                    0     $112,361       (1)
                            22,839              1998-2000                    0     $112,361       (1)

     Brinling, John J., Jr. 18,218              1997-1999                    0     $ 75,038       (1)
                            15,253              1998-2000                    0     $ 75,038       (1)

     Garcia, Philip A.      12,719              1997-1999                    0     $ 52,390       (1)
                            14,243              1998-2000                    0     $ 70,070       (1)

     Ziegler, Douglas F.    13,438              1997-1999                    0     $ 55,350       (1)
                            12,948              1998-2000                    0     $ 63,701       (1)
     -------------------------------------------------------------------------------------------------


     (1) There is no maximum payout limitation for a specific performance period. However, the maximum value of phantom share units that may be earned by any named executive in any year shall not exceed $500,000.

     Pension Plan

         The following table sets forth the estimated total annual benefits payable upon retirement at age 65 under the Erie Insurance Group Retirement Plan for Employees and the Supplemental Employee Retirement Plan (the "Retirement Plans").

                                                 PENSION PLAN TABLE

                                                  Years of Service
     --------------------------------------------------------------------------------------------------
     Remuneration         15                20               25                30               35
     --------------------------------------------------------------------------------------------------

     $150,000          $ 45,000          $ 60,000          $ 75,000         $ 90,000          $ 90,000
      200,000            60,000            80,000           100,000          120,000           120,000
      250,000            75,000           100,000           125,000          150,000           150,000
      300,000            90,000           120,000           150,000          180,000           180,000
      350,000           105,000           140,000           175,000          210,000           210,000
      400,000           120,000           160,000           200,000          240,000           240,000
      450,000           135,000           180,000           225,000          270,000           270,000
      500,000           150,000           200,000           250,000          300,000           300,000
      550,000           165,000           220,000           275,000          330,000           330,000
      600,000           180,000           240,000           300,000          360,000           360,000
      650,000           195,000           260,000           325,000          390,000           390,000
      700,000           210,000           280,000           350,000          420,000           420,000
      750,000           225,000           300,000           375,000          450,000           450,000
     --------------------------------------------------------------------------------------------------


         The compensation covered by the Retirement Plans is the base salary reported in the Summary Compensation Table.

         Under the Retirement Plans, credited years of service is capped at 30 years. Credited years of service for each of the individuals named in the Summary Compensation Table is as follows: Stephen A. Milne--22 years, Jan
     R. Van Gorder--18 years, John J. Brinling, Jr.--30 years, Philip A. Garcia--18 years and Douglas F. Ziegler--10 years.

         The benefits under the Retirement Plans are computed on the basis of straight-life annuity amounts and a life annuity with a ten-year certain benefit. The benefits listed in the Pension Plan Table are not subject to deduction for Social Security or other offset amounts. The information in the foregoing table does not reflect certain limitations imposed by the Code. Beginning in 1994, the Code prohibits the inclusion of earnings in excess of $150,000 per year (adjusted periodically for cost of living increases) in the average earnings used to calculate benefits. The Code also limits the maximum annual pension (currently $130,000, but adjusted periodically for cost of living increases) that can be paid to each eligible employee. A Supplemental Employee Retirement Plan for senior management is in effect which provides benefits in excess of the earnings limitations imposed by the Code similar to those provided to all other full time employees as if the Code limitations were not in effect. Those benefits are incorporated into the Pension Plan Table.

     Director Compensation

         The annual retainer for the Company's directors is $25,000, plus $1,500 for each meeting attended and $1,500 for each committee meeting attended plus an additional $2,000 per year for each committee chairperson. In addition, all directors are reimbursed for their expenses incurred in attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of the Board of Directors and its committees.

     Compensation Committee Interlocks and Insider Participation

         The Executive Compensation Committee (the "Compensation Committee") of the Company presently consists of Peter B. Bartlett, Chairman, J. Ralph Borneman, Jr. and Harry H. Weil. No member of the Compensation Committee is a former or current officer or employee of the Company, the Exchange, EFL or any of their respective subsidiaries or affiliates.1 Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity, one of whose executive officers serves on the Compensation Committee, or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Compensation Committee. Mr. Borneman is the President and a principal shareholder of Body-Borneman Associates, Inc., Body-Borneman, Inc. and Body-Borneman, Ltd., all of which are independent insurance agencies representing a number of insurers, including the insurance subsidiaries of the Company, EFL and the Exchange and its insurance subsidiary.


     ------------
       1. J. Ralph Borneman, Jr. is an officer and a principal shareholder of the insurance agencies named herein which receive commissions in the ordinary course of business from the insurance companies managed by the Company. Mr. Borneman does not qualify as an outside director for purposes of approving performance-based incentive plans as qualified under Section 162(m) of the Code. Mr. Borneman has recused himself from voting on such plans as a member of the Compensation Committee.
     ------------

     Report of the Executive Compensation Committee of the Company

         The Compensation Committee is charged with the duty of recommending to the Board of Directors the compensation of the three highest paid officers of the Company and such other officers as are determined by the Board of Directors; recommending to the Board of Directors all forms of bonus compensation, including incentive programs, that would be appropriate for the Company and to undertake such other responsibilities as may be delegated to the Compensation Committee by the Board of Directors. The Board of Directors has authorized the Compensation Committee to consider the compensation of the four highest paid officers, including the Chief Executive Officer. The Compensation Committee is currently composed of three directors who are not officers or employees of the Company, the Exchange or EFL or any of their affiliates or subsidiaries. The purpose of the Compensation Committee is to determine the level and composition of compensation that is sufficient to attract and retain top quality executives for the Company.

         The objectives of the Company's executive compensation practices are to: (1) attract, reward and retain key executive talent and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value and policyholder security. To that end, compensation comparisons are made to benchmark positions at other insurers in terms of compensation levels and composition of the total compensation mix.

         Under Section 162(m) of the Code, the Company is not allowed a federal income tax deduction for compensation, under certain circumstances, paid to certain executive officers to the extent that such compensation exceeds $1 million per officer in any fiscal year. No officer of the Company has received compensation in excess of $1 million in any fiscal year to date with the exception of Stephen A. Milne, President and Chief Executive Officer of the Company, in 1998. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

         The Compensation Committee reviewed the salary ranges and base salaries of the four highest paid executives, including the Chief Executive Officer, in 1998. The Compensation Committee has position descriptions for the four highest paid executives of the Company, including the Chief Executive Officer, which define the responsibilities and duties of each position. The position descriptions also delineate the functional areas of accountability and the qualifications and skills required to perform such responsibilities and duties. The Compensation Committee then reviews the salary ranges for the Chief Executive Officer and the other three highest paid executives, comparing the ranges to third party data compiled for similar positions with other property and casualty insurers. In reviewing the salary ranges for the four highest paid executives, including the Chief Executive Officer, the Compensation Committee references Sibson's Management Compensation Survey published annually by Sibson & Company, Inc., which summarizes compensation data for more than 100 insurance companies. The data is reported by position, company asset size and premium volume. The unique aspects of each position, its duties and responsibilities, the effect on the performance of the Company, the number of employees supervised directly and other criteria are also considered in setting the base salaries. The Compensation Committee also consulted data obtained from Towers Perrin, a nationally recognized consulting firm with specific expertise in the insurance industry, to make recommendations regarding executive compensation.

         The level of compensation for each executive reflects his or her skills, experience and job performance. Normally, base salary will not be less than the minimum for the salary range established for each position. Executives with a broader range of skills, experience and consistently high performance with the Company may receive compensation above the midpoint for the established salary range.

         Compensation for the Chief Executive Officer consists primarily of salary, annual incentive and long-term incentive payments and minor perquisites which amount to less than 10% of the Chief Executive Officer's salary and bonus. The Board of Directors approved adoption of an annual incentive plan and long-term incentive plan for senior executives of the Company as recommended by the Executive Committee at its meeting of March 11, 1997 (the "Annual Incentive Plan" and the "Long-Term Incentive Plan," respectively). The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the

     Company and to promote the attainment of significant business objectives for the Company, its subsidiaries and affiliates by basing a portion of the executives' compensation on the attainment of both premium growth and underwriting profitability goals. The annual incentive awards will be paid in cash only.

         Annual Incentive Plan target award levels, expressed as a percentage of base salary, are established annually by the Compensation Committee. Payments under the Annual Incentive Plan are based on a combination of individual executive performance and the Company's performance.

         The Long-Term Incentive Plan, which was approved by shareholders on April 29, 1997, for purposes of qualifying the plan as a performance-based plan under Section 162(m) of the Code, is designed to maximize returns to shareholders by linking executive compensation to the overall profitability of the Company. Target award amounts, expressed as a percentage of base salary, are determined by comparisons to peer companies and approved by the Compensation Committee.

         Performance factors applicable to the Company, such as property and casualty insurance loss ratios, investment portfolio returns, overall Company profitability, as well as other factors are considered in evaluating the Chief Executive Officer's performance. Such performance factors were considered in approving Mr. Milne's 1998 compensation.
     Compensation of the next three most highly compensated individuals is determined by the Compensation Committee and is based upon the factors and processes enumerated, i.e., a determination of a salary range based upon market data and evaluation of the executive with respect to the executive's job description and his or her position within the salary range.

         Compensation of the next highest paid executives (other than the four highest paid executives) is based upon the Company's established standard compensation policies and is not determined by the Compensation Committee.

     Erie Indemnity Company Executive Compensation Committee:

     Peter B. Bartlett, Chairman
     J. Ralph Borneman, Jr.
     Harry H. Weil

     Comparison of Cumulative Total Shareholder Return on the Class A Common Stock With Certain Averages

         The following graph depicts the cumulative total shareholder return for the periods indicated for the Class A Common Stock compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Multi-Line Insurance Index.

     Assumes Dividends Reinvested

                                 [GRAPHIC]

     In the printed version there appears a line graph depicting the following plot point:


                                                     1993       1994       1995       1996       1997       1998
-----------------------------------------------------------------------------------------------------------------------
     Erie Indemnity Company                          $100       $130       $204       $314       $302       $325
     Standard & Poor's 500 Index                     $100       $101       $139       $171       $228       $293
     S & P Multi-Line Insurance Index                $100       $105       $155       $187       $293       $329
-----------------------------------------------------------------------------------------------------------------------

                                                              Indexed Cumulative Total Shareholder Return
-----------------------------------------------------------------------------------------------------------------------
                                                     1993       1994       1995       1996       1997       1998
                                                       $          $          $          $          $          $
-----------------------------------------------------------------------------------------------------------------------

     Erie Indemnity Company                           100        130        204        314        302        325
     Standard & Poor's 500 Index                      100        101        139        171        228        293
     S & P Multi-Line Insurance Index                 100        105        155        187        293        329
-----------------------------------------------------------------------------------------------------------------------

     Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Class A Common Stock, Standard & Poor's Multi-line Insurance Index and Standard & Poor's 500 Stock Index.

     Cumulative Total Return assumes reinvestment of dividends.

                             CERTAIN TRANSACTIONS

         Directors Borneman and Black are officers and principal shareholders of insurance agencies which receive insurance commissions in the ordinary course of business from the insurance companies managed by the Company in accordance with the companies' standard commission schedules and agents' contracts. Such payments made in 1998 to the agencies for commissions written on insurance policies from the property and casualty insurers and EFL amounted to $2,843,333 and $541,307 for the Borneman and the Black insurance agencies, respectively.

         Director Borneman, in his capacity as an insurance agent, placed a worker's compensation insurance policy covering employees of the Company with Fireman's Fund Insurance Company. Although director Borneman has received no compensation to date in connection with the placement of that policy, in the future he may be entitled to receive a commission from Fireman's Fund in accordance with Fireman's Fund's standard commission schedules and agents' contracts for placing that insurance policy.

         Director Mehl is the retired Chairman and Chief Executive Officer of Dispatch Printing, Inc., a company owned by his family members. Payments for printing services provided to the Company by Dispatch Printing, Inc. amounted to $99,293 in 1998.

         John M. Petersen, a director and former President and Chief Executive Officer, and previous Chief Investment Officer of the Erie Insurance Group of Companies, who retired as an executive officer of the Company on December 31, 1995, entered into a consulting arrangement with the Company effective January 2, 1996. Under the terms of the arrangement, the Company engaged Mr. Petersen as a consultant to furnish the Company and its pension trust, the Exchange and EFL with investment services with respect to their investments in common stocks. As compensation for services rendered by Mr. Petersen, a fee of .15 of 1 percent, on an annualized basis, of the total fair market value of the common stocks under management, is paid to Mr. Petersen. The Company also pays for all necessary and reasonable expenses related to Mr. Petersen's consulting services performed under this arrangement. The compensation paid to Mr. Petersen under this arrangement in 1998 by the Exchange, the Company, the pension trust and EFL was $3,230,854, $120,797, $107,687, and $60,707 respectively.

         Director Bartlett is a partner of Brown Brothers Harriman & Co. ("Brown Brothers"). During 1998, the Company and its affiliates invested approximately $16,609,958 in various limited partnerships, of which Brown Brothers through its Corporate Finance Division is the general partner, and, as the general partner, was paid management fees by the Partnerships, of which $429,113 was the combined amount allocable to the Company, the Exchange and EFL, based upon their limited partnership interests. Director Bartlett has not and will not receive any compensation from Brown Brothers with respect to any income earned by Brown Brothers or its Corporate Finance Division from the management of the investments by the Company and its affiliates in such limited partnerships.

                             LEGAL PROCEEDINGS

     Initiation of Lawsuit to Remove Mellon Bank, N.A. as a Trustee of the H.O. Hirt Trusts

         On April 2, 1998, Susan Hirt Hagen, a director, filed duplicate petitions in the Orphans' Court Division of the Court of Common Pleas of Erie County, Pennsylvania (the "Court") seeking the removal of Mellon Bank N.A. ("Mellon") as a co-trustee of the H.O. Hirt Trusts. The principal basis for the alleged relief was the allegation that Mellon, as the owner of an insurance agency, was a competitor of the Company. Among the relief requested by Susan Hirt Hagen in the petitions was the grant of a preliminary injunction against Mellon from voting the Class B Common Stock held by the H.O. Hirt Trusts for the purpose of the election of directors at the Company's April 28, 1998 Annual Meeting of Shareholders. Because of the potential substantial harm to the Company if the preliminary injunction was granted, the Company filed a petition to intervene in the preliminary injunction proceedings which the Court granted on April 21, 1998 and an order denying Susan Hirt Hagen's request for a preliminary injunction. On April 28, 1998, the Company's 1998 Annual Meeting of Shareholders was held as scheduled and each of the candidates for election as a director of the Company named in the Company's April 1, 1998 proxy statement was elected as a director of the Company with the affirmative votes of Mellon and F. William Hirt as a majority of the trustees of the H.O. Hirt Trusts.

         On June 3, 1998, the Company, because of its substantial interest in the outcome of any matter involving a change in Mellon's status as a co-trustee of the H.O. Hirt Trusts, petitioned the Court to intervene in the trial of the issues remaining under Susan Hirt Hagen's petitions to remove Mellon as a co-trustee. On June 24, 1998, the Court denied the Company's petition, and, on July 13, 1998, the Company appealed the Court's denial to the Superior Court of Pennsylvania. On August 5, 1998, Susan Hirt Hagen, a director of the Company, filed a motion with the Superior Court of Pennsylvania to quash the Company's appeal. On August 17, 1998, the Company filed its response to Susan Hirt Hagen's motion to quash the Company's appeal. On October 19, 1998, the Superior Court of Pennsylvania denied without prejudice Susan Hirt Hagen's motion to quash the Company's appeal, and the Superior Court of Pennsylvania established a schedule for the submission of briefs on the merits of the Company's appeal.

         During June and July 1998, substantial discovery took place involving Susan Hirt Hagen's petitions to remove Mellon as co-trustee. Preceding the scheduled trial date of July 30, 1998, discussions took place between counsel for Mellon and counsel for Susan Hirt Hagen concerning a possible basis for settlement of the pending litigation. These discussions involved the circumstances under which Mellon might resign as co-trustee of the H.O. Hirt Trusts and the establishment of procedures pursuant to which a successor trustee would be appointed by the Court or by agreement of Susan Hirt Hagen and F. William Hirt. After a hearing conducted on July 30, 1998, the Court by letter advised counsel for all parties that the Court would not approve the settlement proposal that had been presented during the July 30, 1998 hearing, and that Mellon was to advise the Court on or before August 21, 1998 whether a revised settlement proposal would be submitted or whether the petitions to remove Mellon as co-trustee should be scheduled for trial by the Court for some later unspecified date.

         On August 4, 1998, the Company filed a further petition with the Court seeking the right to intervene in the proceedings insofar as the proceedings would entail the possible approval of any settlement of the petitions to remove Mellon as co-trustee or the appointment of a successor trustee to Mellon. On October 21, 1998, Mellon submitted to the Court a Petition to Resign Pursuant to and upon the Fulfillment of Certain Conditions Precedent (the "Mellon Petition"). On October 29, 1998, the Court conducted a hearing at which time, among other things, the Court heard testimony from two potential successor corporate trustees to Mellon, each of which potential successors (either Bankers Trust or Bank Boston), the Court was advised, had the approval of Mellon, Susan Hirt Hagen and F. William Hirt. During that same hearing, the Court indicated that it would accept the Mellon Petition and would in the future enter an order providing for the granting of the Mellon Petition, in conjunction with a further hearing on the matter of the appointment of a successor corporate co-trustee and the final Court approval thereof. On November 2, 1998, the Court scheduled such a further hearing for January 6, 1999.

         On January 6, 1999, with the concurrence of all parties, the Court accepted the resignation of Mellon as co-trustee of the H.O. Trusts and released Mellon from all further obligations with respect to the H.O. Hirt Trusts. On the same date, the Court appointed Bankers Trust as the successor co-trustee of the H.O. Hirt Trusts. On January 26, 1999, the Court assessed $637,500 in costs incurred by Mellon in connection with the removal litigation against Susan Hirt Hagen.

         On March 3, 1999, Bankers Trust advised the Court of the intention of Bankers Trust to resign as co-trustee of the H.O. Hirt Trusts.

     Gifts of Stock

         In response to an interrogatory addressed to F. William Hirt as part of the Mellon removal litigation, F. William Hirt indicated that he and his wife had made a series of gifts of Class A Common Stock between 1994 and 1997 aggregating $10.3 million (market value at time of gift) to certain Company personnel, various other friends and a series of charitable institutions, in addition to gifts to each of their two daughters. The recipients of the gifts who were directors of the Company were:


                                                                                   Market Value
     Name                           Positions with the Company                     at Date of Gifts
     ----------------------------------------------------------------------------------------------

     Seth E. Schofield              Director (until October 22, 1998)              $209,483

     Stephen A. Milne               President, Chief Executive Officer             $340,097
                                    and a Director

     John M. Petersen               Retired Chief Executive Officer,               $169,438
                                    Consultant and a Director

     Jan R. Van Gorder              Senior Executive Vice President, Secretary     $ 84,719
                                    and General Counsel and a Director



         On October 16, 1998, Susan Hirt Hagen wrote to each of these individuals accusing them of violating the Company's conflict of interest policies and demanding their resignation as a director of the Company not later than October 23, 1998. The following events have thereafter occurred:

                  (i) Seth Schofield resigned as a director of the Company on October 22, 1998 and in his letter of resignation advised the remaining members of the Board of Directors that his resignation was tendered not because he believed Susan Hirt Hagen's allegations were meritorious, but because he believed he had become a lightning rod for certain actions undertaken by Susan Hirt Hagen and that his resignation might provide a foundation for more harmonious Board interaction;

                  (ii) The other three directors have retained individual counsel (David H. Pittinsky of Ballard, Spahr, Andrews & Ingersoll LLP) who has advised Susan Hirt Hagen's counsel that her demands are unjustified, baseless and rejected; and

                  (iii) The Company held a special meeting of its Board of Directors on October 27, 1998.

                  At the October 27, 1998 special meeting, the Board of Directors took the following actions:

                  (i) Appointed a special committee (the "Special Committee") of the Board of Directors (consisting of Harry H. Weil, Peter B. Bartlett, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia A. Goldman and Edmund J. Mehl, who constituted all of the members of the Board of Directors other than Susan Hirt Hagen, F. William Hirt and the three remaining directors who received gifts) to investigate the circumstances of the gifts, to determine whether the gifts violate any applicable law, breach any applicable fiduciary duty, violate any applicable policy of the Company, are consistent with generally accepted principles of corporate governance, constitute significant improper payment to such recipients and to determine, in the business judgment of the Special Committee, whether any action should be taken by the Company;

                  (ii) Ratified the action of the Company under the BCL and the Company's Bylaws and upon receipt of appropriate undertakings, which have been received, in paying expenses incurred by the three individuals in retaining counsel to advise them in connection with Susan Hirt Hagen's October 16, 1998 letter and in defending any resulting legal proceedings; and

                  (iii) Constituted the members of the Special Committee as the Nominating Committee of the Board of Directors for the purpose of nominating candidates for director for election by the shareholders at the Annual Meeting.

         At the October 27, 1998 Board of Directors meeting, Susan Hirt Hagen voted against each of the actions taken and stated her opinion, for unspecified reasons, that none of the members of the Special Committee was independent.

     Special Committee Report

         The Special Committee retained Covington & Burling, Washington, D.C., as independent counsel and undertook a comprehensive investigation of the circumstances involving the gifts. At a March 9, 1999 meeting of the Board of Directors, the Special Committee presented its unanimous report which contained both conclusions and recommendations.

     Conclusions

         The Special Committee reached the following conclusions with respect to the gifts made by Mr. and Mrs. Hirt to Stephen A. Milne, John M. Petersen, Jan R. Van Gorder and Seth E. Schofield:

         1. With the advice of counsel, the Special Committee concluded that it was disinterested and capable of objective judgment under Pennsylvania law with respect to the conclusions reached in the report of the Special Committee.

         2. No violation of criminal law has occurred.

         3. No director has breached his fiduciary duty.

         4. No Company policy or principle of corporate governance has been violated.

         5. F. William Hirt's intent in giving the gifts was generosity toward particular friends. The Special Committee found no evidence that influencing directors on any Board issue or vote was any part of Mr. Hirt's intent.

         6. The intent of the directors who received gifts was entirely to accept a gift they believed to be appropriate. The Special Committee found no evidence that their (the directors who received gifts) votes on any issue were affected by the gifts.

         7. The Special Committee found no evidence to cast doubt on the integrity or good faith of the directors who accepted gifts. The evidence is that all times they believed their actions were in the best interests of the Company and its shareholders.

     Recommendations

         The Special Committee stated its belief that the current discord on the Board of Directors is destructive and that actions that are entirely innocent may appear otherwise in such an atmosphere. The Special Committee also stated its belief that the Board of Directors should maintain control over compensation for directors and senior management, and that there is potential for very large shareholders to affect that compensation in a company such as the Company. The Special Committee, therefore, recommended that a Bylaw be adopted by the Board of Directors that would prohibit a director or officer from accepting gifts of other than nominal or insignificant value from, among others, other directors or officers, requiring certain notification to the Board of Directors relating to gifts and excluding gifts among members of an individual's family from the proscription of the proposed Bylaw. After extensive discussion, the Board of Directors at its March 9, 1999 meeting adopted without dissent the new Bylaw proposed by the Special Committee.

                        RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1999. The Company has been advised by Brown, Schwab, Bergquist & Co. that none of its members has any financial interest in the Company.

         A representative of Brown, Schwab, Bergquist & Co. will attend the Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

         The Board of Directors recommends a vote FOR the ratification of the selection of Brown, Schwab, Bergquist & Co. as the Company's independent public accountants for 1999.

                                ANNUAL REPORT

         A copy of the Company's Annual Report for 1998 is being mailed to the holders of Class A Common Stock and Class B Common Stock together with the Notice of the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Any holder of Class B Common Stock who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders must deliver such proposal in writing by not later than December 1, 1999 to the Company's Secretary at the Company's principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530. Shareholder proposals are required to be filed with the Company in the time and manner prescribed by Rule 14a-8 under the 1934 Securities Exchange Act.

         Pursuant to recent amendments to Rule 14a-4(c) of the 1934 Securities Exchange Act, if a shareholder who intends to present a proposal at the 2000 Annual Meeting of Shareholders does not notify the Company of such proposal on or before February 16, 2000, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2000 Annual Meeting of Shareholders, even though there is no discussion of the proposal in the related proxy statement.

                                 OTHER PROPOSALS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, execution of the proxy enclosed herewith shall confer discretionary authority upon the persons named to vote on any matter of which the Company did not have notice and any proposals omitted from this proxy statement pursuant to Rules 14a-8 or 14a-9 under the 1934 Act.

                                             By Order of the Board of Directors,


                                             /s/ Jan R. Van Gorder

                                             Jan R. Van Gorder,
                                             Senior Executive Vice President,
                                             Secretary and General Counsel

     April 1, 1999
     Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                              CLASS B COMMON STOCK
                                    PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints F. William Hirt, Stephen A. Milne and Jan R. Van Gorder, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class B Common Stock of Erie Indemnity Company (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Auditorium of the F. W. Hirt - Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 27, 1999 at 3:00 p.m., and at any adjournment, postponement or continuation thereof, as follows:

     1. ELECTION OF DIRECTORS

        [   ] FOR all nominees listed below  [   ] WITHHOLD AUTHORITY to vote
                                                   for the nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     Peter B. Bartlett, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia A. Goldman, Susan Hirt Hagen, F. William Hirt, Edmund J. Mehl, Stephen A. Milne, John M. Petersen, Jan R. Van Gorder, Harry H. Weil.

     2. PROPOSAL TO RATIFY THE SELECTION OF BROWN, SCHWAB, BERGQUIST & CO. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 1999.

        [   ] FOR                [   ] AGAINST                [   ] ABSTAIN

     In their  discretion,  the proxies are  authorized  to vote upon such other
     business  as  may  properly   come  before  the  Annual   Meeting  and  any
     adjournment, postponement or continuation thereof.

     This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Director and FOR the ratification of Brown, Schwab, Bergquist & Co. as independent public accountants for the Company for 1999.

     This proxy should be dated, signed by the shareholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                        _________________________________(SEAL)

                                        _________________________________(SEAL)

                                        ---------------------------------------

                                             Date:__________________, 1999